Exhibit 33.3
                                  ------------

                            [JPMORGAN CHASE LOGO]


             Management's Report on Assessment of Compliance with
                        Applicable Servicing Criteria

      JPMorgan Chase Bank, National Association (the "Asserting Party") is responsible for assessing compliance as of September 30, 2006 and for the period from January 1, 2006 through September 30, 2006 (the "Reporting
Period"), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), to the extent required by the related transaction agreements and excluding the criteria set forth in 17 CFR 229.1122(d)(1)(ii)-(iv), (2)(iii), (2)(vi), (4)(i)-(ii), and
(4)(iv)-(xiv) which the Asserting Party has concluded are not applicable to the activities it performs with respect to the asset-backed securitization transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the "Applicable Servicing Criteria"). This report covers certain asset-backed securities transactions backed by residential mortgages, home equity loans, auto loans, credit card receivables, dealer floor plans, retail installment contracts and manufactured housing contracts for which transactions the Asserting Party performs the Applicable Servicing Criteria as trustee, securities administrator or paying agent that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, where the related asset-backed securities were outstanding during the reporting period (the "Platform"), as listed in Appendix A.

      The Asserting Party has (i) used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) concluded that, other than as identified on Appendix B, the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of September 30, 2006 and for the Reporting Period with respect to the Platform, taken as a whole.

      PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform, stating that the Asserting Party has complied with the Applicable Servicing Criteria, except for material instances of non-compliance identified on Appendix B, as of September 30, 2006 and for the Reporting Period.

JPMorgan Chase Bank, National Association



/s/ Kelly A. Mathieson
----------------------
Kelly A. Mathieson, Managing Director
Date:  March 14, 2007

                                  Appendix A



                        BA Master Credit Card Trust II
                  Capital Auto Receivables Asset Trust 2006-1
                     Capital One Auto Finance Trust 2006-A
                     Capital One Auto Finance Trust 2006-B
               Capital One Prime Auto Receivables Trust, 2006-1
                     Centex Home Equity Loan Trust 2006-A
                         Chase Auto Owner Trust 2006-A
                         Chase Auto Owner Trust 2006-B
         Chase Credit Card Master Trust, Series 1996-2 (Class A and B) Chase Credit Card Master Trust, Series 1996-3 (Class A and B)
                 Chase Credit Card Master Trust, Series 2001-1
                 Chase Credit Card Master Trust, Series 2001-2
                 Chase Credit Card Master Trust, Series 2001-4
                 Chase Credit Card Master Trust, Series 2001-6
                 Chase Credit Card Master Trust, Series 2002-1
                 Chase Credit Card Master Trust, Series 2002-3
                 Chase Credit Card Master Trust, Series 2002-5
                 Chase Credit Card Master Trust, Series 2002-7
                 Chase Credit Card Master Trust, Series 2003-1
                 Chase Credit Card Master Trust, Series 2003-2
                 Chase Credit Card Master Trust, Series 2003-3
                 Chase Credit Card Master Trust, Series 2003-4
                 Chase Credit Card Master Trust, Series 2003-5
                 Chase Credit Card Master Trust, Series 2003-6
                 Chase Credit Card Master Trust, Series 2004-1
                 Chase Credit Card Master Trust, Series 2004-2
                  Chase Mortgage Finance Trust Series 2006-A1
                  Chase Mortgage Finance Trust Series 2006-S1
                  Chase Mortgage Finance Trust Series 2006-S2
                         ChaseFlex Trust Series 2006-1
                         ChaseFlex Trust Series 2006-2
                    Citigroup Mortgage Loan Trust 2006-CB3
                          CNH Equipment Trust 2006-A
                          CNH Equipment Trust 2006-B
            CWHEQ Revolving Home Equity Loan Trust, Series 2006- F
             CWHEQ Revolving Home Equity Loan Trust, Series 2006-A
             CWHEQ Revolving Home Equity Loan Trust, Series 2006-B CWHEQ Revolving Home Equity Loan Trust, Series 2006-C CWHEQ Revolving Home Equity Loan Trust, Series 2006-D CWHEQ Revolving Home Equity Loan Trust, Series 2006-E CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
             CWHEQ Revolving Home Equity Loan Trust, Series 2006-H
                       DaimlerChrysler Auto Trust 2006-A
           Ford Credit Floorplan Master Owner Trust A, Series 2006-3
           Ford Credit Floorplan Master Owner Trust A, Series 2006-4
                     GMACM Home Equity Loan Trust 2006-HE1
                     GMACM Home Equity Loan Trust 2006-HE2
                     GMACM Home Equity Loan Trust 2006-HE3
                     GMACM Home Equity Loan Trust 2006-HE4
                       GMACM Home Loan Trust 2006-HLTV1
                      GMACM Mortgage Loan Trust 2006-AR2
                           GS Auto Loan Trust 2006-1
                         GSAA Home Equity Trust 2006-1
                        GSAA Home Equity Trust 2006-12
                         GSAA Home Equity Trust 2006-3
                         GSAA Home Equity Trust 2006-5
                         GSAA Home Equity Trust 2006-6

                         GSAA Home Equity Trust 2006-9
                        GSR Mortgage Loan Trust 2006-4F
                   Honda Auto Receivables 2006-1 Owner Trust
                    IXIS Real Estate Capital Trust 2006-HE1
                    IXIS Real Estate Capital Trust 2006-HE2
               J.P. Morgan Mortgage Acquisition Corp. 2006-FRE1
               J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2
                J.P. Morgan Mortgage Acquisition Corp. 2006-HE1
               J.P. Morgan Mortgage Acquisition Corp. 2006-WMC1
               J.P. Morgan Mortgage Acquisition Trust 2006-ACC1
                J.P. Morgan Mortgage Acquisition Trust 2006-CW1 J.P. Morgan Mortgage Acquisition Trust 2006-HE2 J.P. Morgan Mortgage Acquisition Trust 2006-NC1 J.P. Morgan Mortgage Acquisition Trust 2006-NC2 J.P. Morgan Mortgage Acquisition Trust 2006-RM1
               J.P. Morgan Mortgage Acquisition Trust 2006-WMC2
               J.P. Morgan Mortgage Acquisition Trust 2006-WMC3
                   Nationstar Home Equity Loan Trust 2006-B
                  Newcastle Mortgage Securities Trust 2006-1
                NovaStar Mortgage Funding Trust, Series 2006-1
                NovaStar Mortgage Funding Trust, Series 2006-2 NovaStar Mortgage Funding Trust, Series 2006-3
               NovaStar Mortgage Funding Trust, Series-2006-MTA1 Origen Manufactured Housing Contract Trust 2006-A
                Ownit Mortgage Loan Trust, Series 2006-1 Trust Popular ABS Mortgage Pass-Through Trust 2006-A Popular ABS Mortgage Pass-Through Trust 2006-B Popular ABS Mortgage Pass-Through Trust 2006-C Popular ABS Mortgage Pass-Through Trust 2006-D
                          RAAC Series 2006-SP1 Trust
                          RAAC Series 2006-SP2 Trust
                          RAAC Series 2006-SP3 Trust
                          RAMP Series 2006-RS1 Trust
                          RAMP Series 2006-RS2 Trust
                          RAMP Series 2006-RS3 Trust
                          RAMP Series 2006-RS4 Trust
                          RAMP Series 2006-RS5 Trust
                          RAMP Series 2006-RZ1 Trust
                          RAMP Series 2006-RZ2 Trust
                          RAMP Series 2006-RZ3 Trust
                          RAMP Series 2006-RZ4 Trust
                         RFMSII Series 2006-HSA1 Trust
                     The Home Equity Loan Trust 2006-HSA2
                     The Home Equity Loan Trust 2006-HSA3
                     The Home Equity Loan Trust 2006-HSA4
                     The Home Equity Loan Trust 2006-HSA5
                         The Home Loan Trust 2006-HI1
                         The Home Loan Trust 2006-HI2
                         The Home Loan Trust 2006-HI3
                         The Home Loan Trust 2006-HI4
                         USAA Auto Owner Trust 2006-1
                         USAA Auto Owner Trust 2006-2
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

                                  APPENDIX B
                                  ----------

                      Material Instances of Noncompliance
                      -----------------------------------

      During the Reporting Period, the Company has identified the following material instances of noncompliance the Applicable Servicing Criteria.

            CFR Item 1122(d)(3)(i): Certain monthly investor reports omitted information required by the transaction agreements and/or contained errors in the information presented.

            CFR Item 1122(d)(3)(ii): Certain monthly investor distributions contained errors as to amounts due to certain investors.

                              Remediation Efforts
                              -------------------

      Errors and omissions were corrected and appropriate measures were taken to avoid similar errors and omissions.